As filed with the Securities and Exchange Commission on March 2, 2022
Registration No. 333-256513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIMEO, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	85-4334195 (I.R.S. Employer Identification Number)
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Cheah, Esq.
General Counsel and Secretary
Jessica Tracy, Esq.
Vice President and Associate General Counsel
Vimeo, Inc.
555 West 18th Street
New York, New York 10011
(212) 314-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
As soon as practicable after this Registration Statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The registrant is filing this Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment No. 1”) to update its Registration Statement on Form S-1 (Registration No. 333-256513) (the “Initial Registration Statement”) to incorporate by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which the registrant filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and to update certain other information.
The SEC declared the Initial Registration Statement effective on June 3, 2021. The information included in this Post-Effective Amendment No. 1 updates the Initial Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Initial Registration Statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY AND SUBJECT TO COMPLETION, DATED MARCH 2, 2022
The 873,107 shares of common stock, par value $0.01 per share, of Vimeo, Inc., a Delaware corporation formerly named “Vimeo Holdings, Inc.” (“Vimeo,” “we,” “us,” “our” or the “Company”) covered by the registration statement of which this prospectus forms a part relates to options (“Vimeo Options”) and stock appreciation rights (“Vimeo SARs”) to acquire shares of the common stock of Vimeo that are held by (1) former employees of IAC/InterActiveCorp (“IAC”) and its subsidiaries (excluding Vimeo and its subsidiaries), (2) current employees of IAC’s subsidiaries, (3) former employees of Vimeo, Inc. and its subsidiaries and (4) current and former employees of Match Group, Inc., who, in each case, are not current employees of Vimeo or a subsidiary of Vimeo, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The Vimeo Options are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from options to purchase shares of common stock of IAC (“IAC Options”) in connection with the separation of Vimeo from IAC. The IAC Options were granted under the IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan, the IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan and the IAC/InterActiveCorp 2005 Stock and Annual Incentive. The Vimeo SARs are outstanding under the Vimeo, Inc. 2021 Stock and Annual Incentive Plan and were converted from stock appreciation rights covering shares of common stock of Vimeo.com, Inc. in connection with the separation of Vimeo from IAC. The Vimeo SARs were granted under (a) the Vimeo, LLC 2012 Incentive Plan, (b) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2017 Incentive Plan, and (c) the Vimeo.com, Inc. (f/k/a Vimeo, Inc.) 2019 Incentive Plan (including the Israel Appendix). All awards are subject to the terms of the applicable Plan and the applicable award agreement. Any proceeds received by Vimeo from the exercise of stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) will be used for general corporate purposes.
Prior to the Spin-off (as defined below), Vimeo was a wholly-owned subsidiary of IAC. Vimeo common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VMEO”. Prior to the completion of the Spin-off, there was no established public trading market for Vimeo common stock, although Vimeo common stock traded on a limited, “when-issued” basis on Nasdaq. “Regular-way” trading of Vimeo common stock began on the first trading day following the completion of the Spin-off. The last reported sale price of our common stock on February 18, 2022 was $12.54 per share.
In reviewing this prospectus, we urge you to read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2022

i

CERTAIN DEFINITIONS
Unless otherwise indicated or as the context otherwise requires, all references in this prospectus to:
•
“DGCL” refers to the General Corporation Law of the State of Delaware, as amended;

•
“Distribution” refers to (i) the contribution of the shares of Vimeo OpCo capital stock owned by IAC Group to Vimeo, (ii) the issuance of IAC Series 1 mandatorily exchangeable preferred stock and IAC Series 2 mandatorily exchangeable preferred stock and (iii) the redemption of IAC Series 1 mandatorily exchangeable preferred stock in exchange for Vimeo common stock and the redemption of IAC Series 2 mandatorily exchangeable preferred stock in exchange for Vimeo Class B common stock, in the case of each of clauses (ii) and (iii), pursuant to the IAC reclassification, taken together;

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“employee matters agreement” refers to the employee matters agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part;

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“IAC” refers to IAC/InterActiveCorp, a Delaware corporation;

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“IAC board of directors” refers to the board of directors of IAC;

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“IAC capital stock” refers to IAC common stock and IAC Class B common stock;

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“IAC certificate of incorporation” refers to the restated certificate of incorporation of IAC, as it may be amended from time to time;

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“IAC Class B common stock” refers to (i) prior to the IAC reclassification, the shares of Class B common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of Class B common stock, par value $0.0001 per share, of IAC;

•
“IAC common stock” refers to (i) prior to the IAC reclassification, the shares of common stock, par value $0.001 per share, of IAC, and (ii) from and after the IAC reclassification, the shares of common stock, par value $0.0001 per share, of IAC;

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“IAC Group” refers to IAC Group, LLC, a Delaware limited liability company and a wholly-owned subsidiary of IAC;

•
“IAC reclassification” refers to (i) the reclassification of each share of IAC par value $0.001 common stock into (x) one share of IAC par value $0.0001 common stock and (y) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock, (ii) the reclassification of each share of IAC par value $0.001 Class B common stock into (x) one share of IAC par value $0.0001 Class B common stock and (y) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock, (iii) the mandatory exchange of each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock into a number of shares of Vimeo common stock equal to the Spin-off exchange ratio of 1.6235, and (iv) the mandatory exchange of each 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock into a number of shares of Vimeo Class B common stock equal to the Spin-off exchange ratio of 1.6235, in each case as contemplated by the reclassification charter amendment;

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“IAC Series 1 mandatorily exchangeable preferred stock” refers to the Series 1 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

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“IAC Series 2 mandatorily exchangeable preferred stock” refers to the Series 2 mandatorily exchangeable preferred stock, par value $0.01 per share, of IAC, with the terms contemplated by the reclassification charter amendment;

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“Match Separation” refers to the separation of the businesses of Match Group, Inc. from the remaining businesses of the company formerly named “IAC/InterActiveCorp” (renamed as Match Group, Inc., and referred to as “Old IAC/New Match” or as “Old IAC” with respect to periods prior to the consummation of the separation) pursuant to a Transaction Agreement, dated as of December 19, 2019 and amended on April 28, 2020 and June 22, 2020, among Old IAC, Match Group Holdings II, LLC (formerly known as Match Group, Inc.) (“Old Match”) and Valentine

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Merger Sub LLC, an indirect wholly owned subsidiary of Old IAC/New Match. On June 30, 2020, the separation transactions were completed, resulting in two, separate public companies: (i) Old IAC/New Match, which owns the businesses of Old Match and certain Old IAC financing subsidiaries, and (ii) IAC, which was renamed IAC/InterActiveCorp, and which owns Old IAC’s other businesses;
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“Merger Sub” refers to Stream Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vimeo Holdings;

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“Nasdaq” refers to The Nasdaq Global Select Market;

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“non-IAC Vimeo OpCo stockholders” refers to the holders of shares of Vimeo OpCo capital stock (other than IAC and its wholly owned subsidiaries) prior to the consummation of the Vimeo merger;

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“reclassification charter amendment” refers to the amendment to the IAC certificate of incorporation approved by IAC stockholders that became effective in connection with the closing of the Spin-Off and that provides for the IAC reclassification;

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“SEC” refers to the Securities and Exchange Commission;

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“separation agreement” refers to the separation agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part;

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“Spin-off” refers to the contribution of the shares of Vimeo OpCo capital stock owned by IAC Group to Vimeo and the IAC reclassification, which taken together resulted in a separation of the Vimeo business from the remaining businesses of IAC;

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“Spin-off exchange ratio” refers to 1.6235, which is the number of shares of Vimeo common stock or Vimeo Class B common stock, as applicable, for which each 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock or IAC Series 2 mandatorily exchangeable preferred stock, as applicable, will be exchanged;

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“Vimeo” refers to Vimeo, Inc., a Delaware corporation formerly named “Vimeo Holdings, Inc.”;

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“Vimeo board of directors” refers to the board of directors of Vimeo;

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“Vimeo capital stock” refers to Vimeo common stock and Vimeo Class B common stock;

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“Vimeo Class B common stock” refers to the shares of Class B common stock, par value $0.01 per share, of Vimeo;

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“Vimeo common stock” refers to the shares of common stock, par value $0.01 per share, of Vimeo;

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“tax matters agreement” refers to the tax matters agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part;

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“transition services agreement” refers to the transition services agreement entered into between IAC and Vimeo on May 24, 2021, in the form filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part;

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“Vimeo OpCo” refers to Vimeo.com, Inc., a Delaware corporation formerly known as “Vimeo, Inc.”;

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“Vimeo OpCo capital stock” refers to the Vimeo OpCo voting common stock and Vimeo OpCo non-voting common stock;

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“Vimeo merger” refers to the merger of Merger Sub with and into Vimeo OpCo, with Vimeo OpCo as the surviving corporation in the merger, pursuant to the Vimeo merger agreement;

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“Vimeo merger agreement” refers to the Agreement and Plan of Merger, as amended and restated on March 12, 2021, by and among Vimeo, Merger Sub and Vimeo OpCo;

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“Vimeo OpCo voting common stock” refers to the Class A Voting Common Stock, par value $0.01 per share, of Vimeo OpCo; and

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“Vimeo OpCo non-voting common stock” refers to the Class B Non-Voting Common Stock, par value $0.01 per share, of Vimeo OpCo.

iii

PROSPECTUS SUMMARY
The following is a summary of some of the information contained in this prospectus and the documents incorporated by reference herein, and does not contain all of the information that may be relevant to you. In addition to this summary, you should read the entire document, including the documents incorporated by reference herein, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and incorporated by reference into this prospectus. Unless the context otherwise requires, references in this prospectus to “Vimeo” or the “Company” refer to Vimeo, Inc. and its consolidated subsidiaries. References in this prospectus to “IAC” refer to IAC/InterActiveCorp, a Delaware corporation, and its consolidated subsidiaries. References in this prospectus to the “Spin-off” refer to the separation of the Vimeo business from the remaining businesses of IAC pursuant to the transactions contemplated by the separation agreement.
Vimeo, Inc.
Overview and History
Vimeo, Inc. was incorporated as a Delaware corporation in December 2020 for the purpose of holding IAC’s Vimeo business following the Spin-off. Vimeo is the world’s leading all-in-one video software solution, providing the full breadth of video tools through a software-as-a-service model. Vimeo provides a single turnkey solution to create, collaborate and communicate with video. Businesses face significant barriers to the use of video today, including time, cost, lack of technical expertise and the need to pay for and manage multiple software vendors. Vimeo’s cloud-based software eliminates these barriers and solves essential video needs.
For information regarding the results of Vimeo’s historical operations, see “Business.” Please also see the discussion under “Vimeo, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements” and the consolidated financial statements included in Annex A and Annex B.
An investment in Vimeo’s common stock is subject to a number of risks. Please read the information in the section entitled “Risk Factors” beginning on page 3, for a more thorough description of these and other risks.
The Spin-off
Subject to the terms and conditions set forth in the separation agreement, IAC’s Vimeo business was separated from the remaining businesses of IAC through a series of transactions (which we refer to as the “Spin-off”) that resulted in the pre-transaction stockholders of IAC directly owning shares in both IAC and Vimeo Holdings, and in Vimeo Holdings becoming a separate public company.
The Spin-off was structured to include the following steps:
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Certain restructuring transactions, including, among other things, the transfer to Vimeo of IAC’s equity interests in Vimeo OpCo, and the repayment by Vimeo OpCo of all outstanding intercompany debt owed to IAC and its subsidiaries (other than Vimeo OpCo’s subsidiaries).

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Amending IAC’s certificate of incorporation to provide for:

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the reclassification of each share of IAC par value $0.001 common stock into (i) one share of IAC par value $0.0001 common stock and (ii) 1/100th of a share of IAC Series 1 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo common stock (with holders receiving cash in lieu of any fractional shares of Vimeo common stock resulting, after aggregation, from the reclassification); and

•
the reclassification of each share of IAC par value $0.001 Class B common stock into (i) one share of IAC par value $0.0001 Class B common stock and (ii) 1/100th of a share of IAC Series 2 mandatorily exchangeable preferred stock that was automatically exchanged for 1.6235 shares of Vimeo Class B common stock (with holders receiving cash in lieu of any fractional shares of Vimeo Class B common stock resulting, after aggregation, from the reclassification).

•
The effectiveness of certain other amendments to the IAC certificate of incorporation.

1

Prior to the Spin-off, IAC indirectly owned approximately 88% of the total outstanding shares of Vimeo OpCo, with the remaining Vimeo OpCo shares held by third parties. In connection with the Spin-off, the Vimeo OpCo shareholders agreement required IAC to cause the conversion of the Vimeo OpCo shares held by such non-IAC Vimeo OpCo stockholders into Vimeo common stock, which we refer to as the “Vimeo minority exchange.” The shareholders agreement also required that the non-lAC Vimeo OpCo stockholders be compensated (in the form of additional Vimeo equity) for dilution resulting from the issuance of Vimeo options in respect of vested IAC employee option awards that are adjusted in the Spin-off. Each such Vimeo OpCo shareholder was compensated for their ratable portion of 50% of the intrinsic value of the Vimeo options so issued, measured at the time of the Spin-off.
The Vimeo merger, which was completed on May 25, 2021, satisfied these obligations.
The Merger
On the terms and subject to the conditions of the Vimeo merger agreement, following the Spin-off, Merger Sub merged with and into Vimeo OpCo, with Vimeo OpCo surviving as a wholly-owned subsidiary of Vimeo. Each share of Vimeo OpCo capital stock held prior to the Vimeo merger by a non-IAC Vimeo OpCo stockholder was converted into a number of shares of Vimeo common stock equal to the Vimeo merger exchange ratio.
Corporate Information
Vimeo, Inc. is a Delaware corporation formerly known as “Vimeo Holdings, Inc.” and a direct wholly owned subsidiary of IAC that was formed in December 2020 for the purpose of holding IAC’s Vimeo business following the Spin-off. Our principal executive offices are located at 555 West 18th Street, New York, New York 10011, and our telephone number is (212) 314-7300. Vimeo maintains an Internet site at www.vimeo.com. That website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.
Incorporation By Reference
This prospectus incorporates by reference certain information, including, among others, those sections titled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” “Description of Capital Stock” and “Certain Relationships and Related Transactions” from our Annual Report on Form 10-K for the year ended December 31, 2021 and the exhibits thereto. See “Information Incorporated by Reference.”

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THE OFFERING
Common stock offered:
873,107 shares of Vimeo common stock
Use of Proceeds:
Any proceeds received by Vimeo from the exercise of Vimeo stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the Vimeo stock options. See “Use of Proceeds.”
Risk Factors:
For a discussion of risk and uncertainties involved with an investment in our common stock, see “Risk Factors” included and incorporated by reference elsewhere in this prospectus and any risk factors described in any accompanying prospectus supplement.
Listing:
Vimeo common stock is currently listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “VMEO”.

3

RISK FACTORS
Investing in our common stock involves risks. Before deciding to invest in our common stock, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are incorporated by reference into this prospectus in their entirety, and may be amended, supplemented or superseded from time to time by our subsequent filings under the Exchange Act, including any subsequent Quarterly Reports on Form 10-Q. You should also consider the risk factors described in any related prospectus supplement or any documents we incorporate by reference in the future. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. In such event, the market price of our common stock could decline.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we have filed with the SEC that are incorporated by reference herein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained or incorporated by reference herein that are not historical facts are “forward-looking statements.” Words such as “will,” “may, “could,” “should,” “would,” “anticipates,” “estimates,” “expects,” “plans,” “projects,” “forecasts,” “intends,” “targets,” “seeks” and “believes,” as well as variations of these words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo’s future results of operations and financial condition, business strategy, and plans and objectives of management for future operations.
Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. When considering forward-looking statements, you should keep in mind the factors described in Part I. “Item 1A. Risk Factors” and Part II. “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, incorporated by reference herein. Factors that could cause or contribute to such differences include, but are not limited to:
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our limited operating history as a pure software-as-a-service (“SaaS”) company and our limited history of selling such plans on a sales-assisted basis,

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we have a history of losses,

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our prior rapid growth may not be indicative of future performance,

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our total addressable market may prove to be smaller than we expect,

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our ability to read data and make forecasts may be limited,

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we may need additional funding as we continue to invest in research and development and expand internationally,

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we may not have the right product/market fit,

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we may not be able to attract free users or paid subscribers,

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we may not be able to convert our free users into subscribers,

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competition in our market is intense,

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we may not be able to scale our business effectively,

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we may experience service interruptions,

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hosting and delivery costs may increase unexpectedly,

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our success depends on our ability to reach customers and acquire subscribers through digital app stores,

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our business involves hosting large quantities of user content,

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we may face liability for hosting a variety of tortious or unlawful materials,

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we collect, store and process large amounts of content and personal information and any loss of or unauthorized access to such data could materially impact our business,

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the impact of the COVID-19 pandemic on our business,

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we have been the target of cyberattacks by malicious actors, and

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the risks described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we

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assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. You should read this prospectus and the documents that we reference and have incorporated by reference herein with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. Any forward-looking statements only speak as of the date such statements are made, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements.

6

USE OF PROCEEDS
Any proceeds received by Vimeo from the exercise of Vimeo stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the Vimeo stock options. We will have broad discretion over the use of proceeds from the exercise of Vimeo stock options covered by the Plans.

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DESCRIPTION OF CAPITAL STOCK
See our “Description of Capital Stock” included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus.

8

EXPERTS
Vimeo, Inc.
The consolidated financial statements of Vimeo, Inc. at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, appearing in the Post-Effective Amendment No. 1 to this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

9

LEGAL MATTERS
The validity of the shares of Vimeo common stock has been passed upon for Vimeo by Michael A. Cheah, General Counsel and Secretary of Vimeo.

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INFORMATION INCORPORATED BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

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our Current Report on Form 8-K filed on February 9, 2022 (with respect to Item 5.02 therein); and

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the description of our securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Vimeo, Inc.
Attn: Investor Relations
555 West 18th Street
New York, NY 10011
(212) 314-7300

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WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of Vimeo common stock being offered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to Vimeo and Vimeo common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document filed as an exhibit to the registration statement include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Vimeo may be obtained free of charge on Vimeo’s website at www.vimeo.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.
Vimeo is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files periodic reports, proxy statements and other information with the SEC.
We intend to furnish holders of Vimeo common stock with annual reports containing consolidated financial statements prepared in accordance with GAAP and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby:
SEC registration fee	$6,068.37(1)
Legal fees and expenses	$100,000
Accounting fees and expenses	$100,000
Financial printing and miscellaneous expenses	$100,000
Total	$306,068.37

(1)
$6,068.37 was previously paid.

Item 14.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of a proceeding, subject to receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
The organizational documents of the Registrant provide for indemnification of the Company’s directors and officers (and their legal representatives), and of those serving at the request of the relevant board of directors or officers as an employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, to the fullest extent authorized by the DGCL, except that the relevant corporation shall indemnify a person for a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the relevant board of directors. The by-laws of the Registrant specifically provide for mandatory advancement of expenses to persons entitled to indemnification in defending any action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such persons provide an undertaking to repay such amounts advanced if it is ultimately determined that such person is not entitled to indemnification. From time to time, the directors and officers of the Registrant may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions and, to the extent such directors and officers serve as executive officers or directors of subsidiaries of the Registrant, consistent with the indemnification provisions of the charter documents of such subsidiaries. The Registrant has adopted (or may adopt) policies of directors’ and officers’ liability insurance to insure directors and officers against the costs of defense, settlement and/or payment of judgments under certain circumstances. The Registrant believes that the agreements and arrangements described above are necessary to attract and retain qualified persons as directors and officers.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of the Registrant provides for such limitation of liability.

The Spin-off-related agreements filed as exhibits to this Registration Statement may contain provisions regarding indemnification of the Registrant’s directors and officers against certain liabilities.
Item 15.   Recent Sales of Unregistered Securities
We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were used in the below issuances.
Minority Investments in Vimeo OpCo
On November 5, 2020, Vimeo.com, Inc. (“Vimeo OpCo,” formerly known as Vimeo, Inc.) and IAC Group, LLC (“IAC Group”) entered into an investment agreement (the “November 2020 Investment Agreement”) with entities affiliated with Thrive Capital (the “Thrive Entities”) and an entity affiliated with GIC Private Limited (together with the Thrive Entities, the “November Investors”), pursuant to which on November 10, 2020, the November Investors acquired an aggregate of 8,655,510 shares of Vimeo voting common stock for an aggregate purchase price of approximately $150 million, or $17.33 per share, with the transaction valuing Vimeo at an enterprise value of approximately $2.75 billion.
In connection with the investment, Vimeo OpCo, IAC Group and the November Investors entered into an amendment to the existing Vimeo OpCo shareholders agreement. The majority of the provisions of the Vimeo shareholders agreement terminated upon the consummation of the Spin-off and/or the Merger, other than certain confidentiality and registration rights provisions. Additionally, pursuant to the amendment to the Vimeo shareholders agreement, Vimeo OpCo and IAC Group agreed that if the Thrive Entities, together with their respective affiliates (“Thrive”), continue to own at least 75% of the shares of Vimeo voting common stock acquired by Thrive pursuant to the November 2020 Investment Agreement, and Thrive owned at least 2% of the outstanding common stock of Vimeo at the time of the Spin-off, Thrive would have the right to recommend a candidate for consideration for appointment to the initial post-Spin-off Vimeo board of directors, and Vimeo and IAC Group would consider such candidate in good faith.
In addition, the amendment to the Vimeo OpCo shareholders agreement specified certain separation principles relating to a potential Spin-off, with the November Investors’ agreement to cooperate with the Spin-off generally conditioned on compliance with such separation principles (other than departures not materially adverse to the November Investors). The amendment to the shareholders agreement also required that, in connection with the Spin-off, all holders of Vimeo OpCo shares, other than IAC and its affiliates, be given the benefit of an anti-dilution adjustment described in the joint prospectus filed by Vimeo and IAC with the SEC on April 8, 2021.
On January 25, 2021, Vimeo OpCo and IAC Group entered into investment agreements with funds and accounts advised by T. Rowe Price Associates, Inc. and entities affiliated with Oberndorf Enterprises, LLC, pursuant to which Vimeo OpCo issued and sold 6,170,934 shares of Vimeo OpCo voting common stock for $200 million, or $32.41 per share, at a $5.2 billion pre-money valuation, and 2,828,854 shares of Vimeo OpCo voting common stock for $100 million, or $35.35 per share, at a $5.7 billion pre-money valuation.
In connection with the investment, the investors became parties to the Vimeo OpCo shareholders agreement.
Dividend Payment
On November 5, 2020, prior to the completion of the investment pursuant to the November 2020 Investment Agreement, the Vimeo OpCo board of directors declared a cash dividend in the amount of $0.22 per share of Vimeo OpCo voting common stock and Vimeo OpCo non-voting common stock. The dividend payment date was set as November 13, 2020, and the dividend was paid to Vimeo OpCo stockholders of record as of the close of business on November 5, 2020.

Grants of Equity Compensation Awards
During the year ended December 31, 2021, we granted stock-based compensation in the form of stock appreciation rights, restricted stock units and restricted stock pursuant to the 2021 Plan, and during the years ended December 31, 2020 and December 31, 2020, we granted stock-based compensation in the form of stock appreciation rights pursuant to the Vimeo, LLC 2012 Incentive Plan, the Vimeo, Inc. 2017 Incentive Plan and the Vimeo, Inc. 2019 Incentive Plan (including the Israeli Appendix), collectively referred to as the “Prior Plans.” For further information, see Note 10 — Stock-Based Compensation” to the consolidated financial statements included in Item 8 — Consolidated Financial Statements and Supplementary Data of this Annual Report on Form 10-K. The issuances of these securities were exempt pursuant to Rule 701, as transactions pursuant to a compensatory benefit plan, or Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S under the Securities Act. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.
Item 16.   Exhibits and Financial Statement Schedules
(a) The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement.
(b) Exhibit Index

EXHIBIT INDEX
Exhibit No.	Description of Document
2.1#	Separation Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
2.2#	Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2021 by and among Vimeo, Inc., Stream Merger Sub, Inc. and Vimeo.com, Inc. (incorporated by reference to Annex G of the Spin-off S-4)*
3.1#	Amended and Restated Certificate of Incorporation of Vimeo, Inc.
3.2#	Amended and Restated By-laws of Vimeo, Inc.
5.1#	Opinion of Michael A. Cheah, General Counsel and Secretary of Vimeo, Inc., as to the validity of the securities being registered
10.1#	Tax Matters Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.2#	Employee Matters Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.3#	Transition Services Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of May 24, 2021*
10.4#	Vimeo, Inc. 2021 Stock and Annual Incentive Plan
10.5	Vimeo, Inc. Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
10.6	Restricted Stock Agreement, dated as of June 7, 2021, by and between Vimeo, Inc. and Joseph M. Levin, incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
10.7	Extension Request Pursuant to Transition Services Agreement by and between IAC/InterActiveCorp and Vimeo, Inc., dated as of August 26, 2021, incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
10.8	Offer Letter between Anjali Sud and Vimeo.com, Inc., dated as of June 22, 2017, incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
10.9	Offer Letter between Narayan Menon and Vimeo.com, Inc., dated as of October 28, 2019, incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
10.10	Offer Letter between Mark Kornfilt and Vimeo.com, Inc., dated as of September 24, 2017, incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
21.1	Vimeo, Inc. Subsidiaries, incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on March 1, 2022
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Vimeo.com, Inc. (formerly named Vimeo, Inc.)
23.3#	Consent of Michael A. Cheah, General Counsel and Secretary of Vimeo, Inc. (included in the opinion filed as Exhibit 5.1)
24.1#	Powers of Attorney
24.2	Power of Attorney of Jay Herratti
99.1#	Supplemental Financial Information of Vimeo.com, Inc. (incorporated by reference to the Current Report on Form 8-K filed by IAC/InterActiveCorp on April 2, 2021)
101.INS#	XBRL Instance Document
101.SCH#	XBRL Taxonomy Extension Schema Document

Exhibit No.	Description of Document
101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB#	XBRL Taxonomy Extension Label Linkbase Document
101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing fee table

*
Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

#
Previously filed.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

2.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)
Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Initial Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on March 2, 2022.
VIMEO, INC.
By:
/s/ Michael A. Cheah

Name: Michael A. Cheah
Title:  General Counsel and Secretary
IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Initial Registration Statement has been signed by the following persons in the capacities and on the date indicated above.
Signature	Title
* Adam Gross	Director
* Alesia J. Haas	Director
* Kendall Handler	Director
* Jay Herratti	Director
* Ida Kane	Director
* Mo Koyfman	Director
* Spike Lee	Director
* Joseph Levin	Director
* Nabil Mallick	Director
* Glenn H. Schiffman	Director
/s/ Anjali Sud Anjali Sud	Director and Chief Executive Officer (Principal Executive Officer)

Signature	Title
/s/ Narayan Menon Narayan Menon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*By: /s/ Michael A. Cheah Michael A. Cheah Attorney-in-fact